UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 31, 2015

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 31, 2015, the Board of Directors (the “Board”) of EnteroMedics Inc. (the “Company”) appointed Lori C. McDougal to serve as a director of the Company. The appointment was made to fill the vacancy created by the decision of Luke B. Evnin, Ph.D. to retire from the Board effective May 6, 2015. Ms. McDougal will serve as a Class II Director until the 2018 annual meeting or until her successor is elected and qualified.

Ms. McDougal, age 54, has served in an executive capacity in the healthcare industry for more than eighteen years. She served as an Executive Vice President at Optum, Inc., a part of UnitedHealth Group, Inc., from 2013 until 2014. Prior to her time at Optum, she served as Chief Executive Officer of UnitedHealth Group’s subsidiary UnitedHealth Military & Veterans Services, LLC from 2008 until 2013, and previously served as the Chief Operating Officer of UnitedHealth Military & Veterans Services from 2007 until 2008. Before joining UnitedHealth Military & Veterans Services, she served as a Vice President of UnitedHealthcare Medicare & Retirement starting in 2002. Additionally, she served as President of UnitedHealth International from 1998 until 2002 and Vice President of OptumInsight from 1996 to 1998.

In making the appointment, the Board determined that Ms. McDougal’s significant executive leadership experience and her experience working with private and government insurers, both domestic and foreign, make her well suited to serve as a member of the Board of Directors. The Board has determined that Ms. McDougal qualifies as “independent” pursuant to the rules of the NASDAQ Stock Market.

As consideration for Ms. McDougal’s agreeing to become a member of the Board, the Company granted Ms. McDougal an option to purchase 25,000 shares of the Company’s common stock. The option shall have an exercise price equal to the closing sale price of our common stock on the NASDAQ Stock Market on the date of Ms. McDougal’s acceptance of her appointment to the Board and vests such that twenty-five percent of the option vested immediately with the remainder vesting in 36 equal monthly installments following the date of grant. The option has a ten-year term subject to earlier termination in connection with a termination of directorship.

Ms. McDougal has no family relationship with any other officer or director of the Company. Neither Ms. McDougal nor any immediate family member of Ms. McDougal has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

A copy of the press release issued by the Company on August 3, 2015 announcing the appointment of Ms. McDougal is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: August 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 3, 2015